EXHIBIT 99



                                  CAPRIUS, INC.
                        STATEMENT PURSUANT TO SECTION 906
                         OF SARBANES - OXLEY ACT OF 2002
                         -------------------------------



      Each of the undersigned, GEORGE AARON, the Chairman of the Board, President and Chief Executive Officer, and JONATHAN JOELS, the Treasurer and Chief Financial Officer of CAPRIUS, INC. (the "Company"), DOES HEREBY CERTIFY that:

1. The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

      IN WITNESS WHEREOF, each of the undersigned has executed this Statement this 14th day of August, 2002.


                                         /s/George Aaron
                                         ---------------------------------------
                                         George Aaron
                                         Chairman of the Board, President and
                                         Chief Executive Officer


                                         /s/Jonathan Joels
                                         ---------------------------------------
                                         Jonathan Joels
                                         Treasurer and Chief Financial Officer